EXHIBIT 23.02:  Consent Letter from HJ & Associates, Independent Auditors









                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS



U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Re: Consent to be named in the Form SB-2 Registration Statement of Cryocon, Inc. a Colorado Corporation, (the
         "Registrant"), to be filed on or about May 24, 2001


Ladies and Gentlemen:

We hereby consent to the use of our name as experts in such Registration Statement.

Yours very sincerely,

      /s/
HJ & Associates, LLC